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                                                                    Exhibit 23.2









              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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As independent certified public accountants, we hereby consent to the inclusion of our report dated February 13, 1999, on the financial statements of Pacific Numerix Corporation for the years ended December 31, 1998, 1997 and 1996, in Ansoft Corporation's Form S-4 Registration Statement, and to the reference to us under the caption "Experts" contained in the Prospectus.

/s/ Semple & Cooper, LLP
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Semple & Cooper, LLP
Certified Public Accountants
Phoenix, Arizona

November 19, 1999















                 INDEPENDENT MEMBER OF THE BDO SEIDMAN ALLIANCE